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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

        We consent to use in this Post-Effective Amendment No. 5 to the Registration Statement (No. 333-195237) on Form N-2 of FS Energy and Power Fund II of our report dated February 26, 2016, relating to our audits of the financial statements, appearing in the Prospectus, which is a part of this Post-Effective Amendment No. 5 to the Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania
March 9, 2016

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  Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm